Exhibit 99.1

E A R N I N G S R E L E A S E

ELEVANCE HEALTH REPORTS RESULTS FOR FOURTH QUARTER

AND FULL YEAR 2023; SETS FULL YEAR 2024 OUTLOOK

•	4Q 2023 operating revenue of $42.5 billion, up 7.0% from 4Q 2022; FY 2023 operating revenue of $170 billion, up 9.3% from FY 2022

•

4Q 2023 GAAP diluted EPS[1] of $3.63, up 1.1% from 4Q 2022 and adjusted diluted EPS[2] of $5.62, up 15.2%; FY 2023 GAAP diluted EPS of $25.22, up 3.9% from FY 2022 and adjusted diluted EPS[2] of $33.14, up 16.2%

•	Projected FY 2024 GAAP diluted EPS and adjusted diluted EPS[2] of greater than $34.29 and $37.10 per share, respectively

•	Quarterly dividend increased by 10.1% to $1.63 per share

Indianapolis, IN - January 24, 2024 - Elevance Health, Inc. (NYSE: ELV) reported fourth quarter and full year 2023 results.

“We are pleased to have delivered another year of strong performance in 2023, enabled by our relentless focus on customer experience and affordability, and continued investments in growth and innovation. The balance and resilience of our business coupled with the focused execution of our enterprise strategy supports our confidence in our outlook for 2024, as we continue to optimize the foundation, and scale our flywheel for sustained growth of the enterprise over the long term.”

Gail K. Boudreaux

President and Chief Executive Officer

1.	Earnings per diluted share (“EPS”)

2.	Refer to GAAP reconciliation tables on pages 13 and 14 herein for reconciliation of GAAP to adjusted measures.

Elevance Health

Consolidated Enterprise Highlights

(Unaudited)

(In billions)	Three Months Ended			Twelve Months Ended
	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2023	December 31, 2022
Operating Revenue[1]	$42.5	$39.7	$42.5	$170.2	$155.7
Operating Gain[1,2,3]	$1.3	$1.3	$1.8	$8.5	$8.3
Operating Margin[1]	3.0%	3.2%	4.1%	5.0%	5.3%

1.	See “Basis of Presentation” on page 5 herein.
2.

Operating Gain for the three and twelve months ended December 31, 2023 and December 31, 2022 include items that are excluded from adjusted shareholders’ net income. See “GAAP Reconciliation” on pages 13 and 14 herein.

3.	Operating Gain for the three and twelve months ended December 31, 2022 have been restated. See “GAAP Reconciliation” on pages 13 and 14 herein.

Operating revenue was $42.5 billion in the fourth quarter of 2023, an increase of $2.8 billion, or 7 percent compared to fourth quarter 2022. Operating revenue was $170.2 billion in 2023, an increase of $14.5 billion, or 9 percent. The increase in the quarter and year was driven by higher premium revenue in our Health Benefits segment and growth in pharmacy product revenue in CarelonRx.

The benefit expense ratio was 89.2 percent in the fourth quarter, an improvement of 50 basis points compared to fourth quarter 2022, and 87.0 percent for the full year, an improvement of 60 basis points year-over-year. The improvement in the quarter and year was driven by premium rate adjustments to cover medical cost trend. Days in Claims Payable was 47.3 days as of December 31, 2023, a decrease of 1.3 days from September 30, 2023, and a decrease of 0.2 days compared to December 31, 2022.

The operating expense ratio was 11.8 percent both in the fourth quarter and for the full year of 2023, an increase of 30 basis points as compared to the fourth quarter of 2022 and an increase of 40 basis points year-over-year. The increase in the quarter was driven by an acceleration of investments for growth and the increase for the full year was driven by business optimization charges recorded in 2023.

Cash Flow & Balance Sheet

Operating cash flow for 2023 was $8.1 billion, or 1.3 times GAAP net income. As of December 31, 2023, cash and investments at the parent company totaled approximately $1.6 billion.

During the fourth quarter of 2023, the Company repurchased 2.0 million shares of its common stock for $929 million, at a weighted average price of $465.63. For the full year of 2023, the Company repurchased 5.8 million shares of its common stock for $2.7 billion, at a weighted average price of $463.53. As of December 31, 2023, the Company had approximately $4.2 billion of Board approved share repurchase authorization remaining. During the fourth quarter of 2023, the Company paid a quarterly dividend of $1.48 per share, representing a distribution of cash totaling $346 million.

Health Benefits is comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard, Medicare, Medicaid, and Federal Health Products & Services businesses.

Health Benefits

Reportable Segment Highlights

(Unaudited)

(In billions)	Three Months Ended			Twelve Months Ended
	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2023	December 31, 2022
Operating Revenue[1]	$36.5	$35.0	$36.7	$148.6	$138.5
Operating Gain[1,2]	$0.8	$0.8	$1.8	$6.9	$6.0
Operating Margin[1]	2.1%	2.2%	5.0%	4.6%	4.3%

1.	See “Basis of Presentation” on page 5 herein.
2.

Operating Gain for the three and twelve months ended December 31, 2022 and three months ended September 30, 2023 have been restated for the realignment of Carelon Global Solutions. See footnote 4 to the Reportable Segment Highlight Details table on page 11 for more detail.

Operating revenue was $36.5 billion in the fourth quarter of 2023, an increase of $1.5 billion, or 4 percent compared to fourth quarter 2022. Operating revenue was $148.6 billion in 2023, an increase of $10.1 billion, or 7 percent. The increase was primarily driven by higher premium revenue in our Commercial Health Benefits business.

Operating gain totaled $767 million in the fourth quarter of 2023, a decline of 2 percent compared to the fourth quarter of 2022. This was primarily driven by investments made in the quarter to support long-term growth. Operating gain totaled $6.9 billion in 2023, an increase of $866 million, or 14 percent year-over-year. This was primarily driven by premium rate adjustments to reflect medical cost trends.

Medical membership totaled approximately 47.0 million as of December 31, 2023, a decrease of 570 thousand, or 1 percent year-over-year. This was driven by attrition in our Medicaid business associated with the resumption of eligibility redeterminations in the second quarter of 2023 and declines in our Employer Group risk-based business. These membership losses were partially offset by growth in BlueCard, Affordable Care Act health plans, and Medicare Advantage.

During the fourth quarter of 2023, medical membership declined by 364 thousand driven by Medicaid membership attrition associated with redeterminations, partially offset by growth in commercial fee-based members.

Carelon is comprised of CarelonRx and Carelon Services.

Carelon

Reportable Segment Highlights

(Unaudited)

(In billions)	Three Months Ended			Twelve Months Ended
	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2023	December 31, 2022
Operating Revenue[1,2,3]	$12.4	$10.9	$12.0	$48.0	$41.4
Operating Gain[1,2,3]	$0.6	$0.5	$0.7	$2.7	$2.4
Operating Margin[1]	4.8%	4.7%	5.6%	5.5%	5.8%

1.	See “Basis of Presentation” on page 5 herein.
2.

Operating Revenue and Operating Gain for Carelon in millions for the three months ended December 31, 2023 included $8,827 and $490 for CarelonRx; and $3,574 and $102 for Carelon Services, respectively. Operating Revenue and Operating Gain for Carelon for the three months ended December 31, 2022 included $7,523 and $475 for CarelonRx; and $3,342 and $39 for Carelon Services, respectively. Operating Revenue and Operating Gain for Carelon for the twelve months ended December 31, 2023 included $33,835 and $1,975 for CarelonRx; and $14,147 and $680 for Carelon Services, respectively. Operating Revenue and Operating Gain for Carelon for the twelve months ended December 31, 2022 included $28,526 and $1,868 for CarelonRx; and $12,860 and $535 for Carelon Services, respectively.

3.

Operating Revenue and Operating Gain for the three and twelve months ended December 31, 2022 and three months ended September 30, 2023 have been restated for the realignment of Carelon Global Solutions. See footnote 4 to the Reportable Segment Highlight Details table on page 11 for more detail.

Operating revenue in the Carelon segments was $12.4 billion in the fourth quarter of 2023, an increase of $1.5 billion, or 14 percent from fourth quarter 2022. Operating revenue was $48.0 billion in 2023, an increase of $6.6 billion, or 16 percent. The increases for the quarter and the year were driven by growth in pharmacy product revenue in CarelonRx associated with growth in both external pharmacy members served and the acquisition of the BioPlus specialty pharmacy.

Operating gain in the Carelon segments was $592 million in the fourth quarter of 2023, an increase of $78 million, or 15 percent from fourth quarter 2022. The increase in the quarter was primarily driven by improved performance in our Carelon Services businesses. Operating gain was $2.7 billion in 2023, an increase of $252 million, or 10 percent year-over-year. The increase for the full year was primarily driven by higher prescription volumes in CarelonRx associated with growth in external pharmacy members served, the acquisition of the BioPlus specialty pharmacy, and improved performance across our Carelon Services businesses, along with the continued expansion of our post-acute care management business.

About Elevance Health

Elevance Health is a lifetime, trusted health partner fueled by its purpose to improve the health of humanity. The company supports consumers, families, and communities across the entire care journey – connecting them to the care, support, and resources they need to lead healthier lives. Elevance Health’s companies serve more than 115 million people through a diverse portfolio of industry-leading medical, digital, pharmacy, behavioral, clinical, and complex care solutions. For more information, please visit www.elevancehealth.com or follow us @ElevanceHealth on X and Elevance Health on LinkedIn.

Conference Call and Webcast

Management will host a conference call and webcast today at 8:30 a.m. Eastern Standard Time (“EST”) to discuss the company’s fourth quarter and full year results and outlook. The conference call should be accessed at least 15 minutes prior to the start of the call with the following numbers:

888-947-9963 (Domestic)	800-568-3942 (Domestic Replay)
312-470-0178 (International)	203-369-3812 (International Replay)

The access code for today’s conference call is 3972058. There is no access code for the replay. The replay will be available from 11:30 a.m. EDT today, until the end of the day on February 23, 2024. The call will also be available through a live webcast at www.elevancehealth.com under the “Investors” link. A webcast replay will be available following the call.

Basis of Presentation

1.

Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reporting segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets, gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Refer to pages 13 and 14 for the GAAP reconciliation tables.

2.	Operating margin is defined as operating gain divided by operating revenue.

Elevance Health Contacts:

Investor Relations	Media
Stephen Tanal	Leslie Porras
Stephen.Tanal@elevancehealth.com	Leslie.Porras@elevancehealth.com

Elevance Health

Earnings Release Financial Schedules and Supplementary Information

Quarter and Year Ended December 31, 2023

•	Membership and Other Metrics

•	Quarterly & Full-Year Consolidated Statements of Income

•	Condensed Consolidated Balance Sheet

•	Condensed Consolidated Statement of Cash Flows

•	Supplemental Financial Information - Reportable Segments

•	Supplemental Financial Information - Reconciliation of Medical Claims Payable

•	Reconciliation of Non-GAAP Financial Measures

•	Financial Guidance Summary

Elevance Health

Membership and Other Metrics

(Unaudited)

				Change from
Medical Membership (in thousands)	December 31, 2023	December 31, 2022	September 30, 2023	December 31, 2022	September 30, 2023
Individual	1,025	789	999	29.9%	2.6%
Employer Group Risk-Based	3,756	3,988	3,754	(5.8)%	0.1%

Commercial Risk-Based	4,781	4,777	4,753	0.1%	0.6%
BlueCard®	6,838	6,462	6,756	5.8%	1.2%
Employer Group Fee-Based	20,227	20,174	20,166	0.3%	0.3%

Commercial Fee-Based	27,065	26,636	26,922	1.6%	0.5%
Medicare Advantage	2,047	1,977	2,064	3.5%	(0.8)%
Medicare Supplement	923	947	928	(2.5)%	(0.5)%

Total Medicare	2,970	2,924	2,992	1.6%	(0.7)%
Medicaid	10,503	11,571	11,018	(9.2)%	(4.7)%
Federal Employees Health Benefits	1,642	1,623	1,640	1.2%	0.1%

Total Medical Membership	46,961	47,531	47,325	(1.2)%	(0.8)%

Other Membership (in thousands)
Life and Disability Members	4,629	4,834	4,611	(4.2)%	0.4%
Dental Members	6,820	6,692	6,775	1.9%	0.7%
Dental Administration Members	1,729	1,586	1,708	9.0%	1.2%
Vision Members	9,944	9,813	9,861	1.3%	0.8%
Medicare Part D Standalone Members	260	271	261	(4.1)%	(0.4)%

Other Metrics (in millions)
CarelonRx Quarterly Adjusted Scripts	78.0	82.0	77.3	(4.9)%	0.9%
Carelon Services Consumers Served	103.3	105.0	104.8	(1.6)%	(1.4)%

Elevance Health

Consolidated Statements of Income

(Unaudited)

(In millions, except per share data)	Three Months Ended December 31				Twelve Months Ended December 31
	2023	2022	Change		2023	2022	Change
Revenues
Premiums	$35,138	$33,646	4.4%		$142,854	$133,229	7.2%
Product revenue	5,394	4,137	30.4%		19,452	14,978	29.9%
Service fees	1,922	1,884	2.0%		7,903	7,453	6.0%

Total operating revenue	42,454	39,667	7.0%		170,209	155,660	9.3%
Net investment income	529	373	41.8%		1,825	1,485	22.9%
Net losses on financial instruments	(336)	(111)	NM		(694)	(550)	NM

Total revenues	42,647	39,929	6.8%		171,340	156,595	9.4%
Expenses
Benefit expense	31,334	30,195	3.8%		124,330	116,642	6.6%
Cost of products sold	4,837	3,646	32.7%		17,293	13,035	32.7%
Operating expense	4,999	4,567	9.5%		20,087	17,700	13.5%
Interest expense	259	229	13.1%		1,030	851	21.0%
Amortization of other intangible assets	217	247	(12.1)%		885	767	15.4%

Total expenses	41,646	38,884	7.1%		163,625	148,995	9.8%
Income before income tax expense	1,001	1,045	(4.2)%		7,715	7,600	1.5%
Income tax expense	170	168	1.2%		1,724	1,712	0.7%

Net income	831	877	(5.2)%		5,991	5,888	1.7%
Net loss (income) attributable to noncontrolling interests	25	(12)	NM		(4)	6	NM

Shareholders’ net income	$856	$865	(1.0)%		$5,987	$5,894	1.6%

Shareholders’ earnings per diluted share	$3.63	$3.59	1.1%		$25.22	$24.28	3.9%

Diluted shares	235.8	241.2	(2.2)%		237.4	242.8	(2.2)%
Benefit expense as a percentage of premiums	89.2%	89.7%	(50	)bp	87.0%	87.6%	(60	)bp
Operating expense as a percentage of total operating revenue	11.8%	11.5%	30	bp	11.8%	11.4%	40	bp
Income before income tax expense as a percentage of total revenue	2.3%	2.6%	(30	)bp	4.5%	4.9%	(40	)bp

“NM” = calculation not meaningful

Elevance Health

Condensed Consolidated Balance Sheet

(In millions)	December 31, 2023	December 31, 2022
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$6,526	$7,387
Fixed maturity and equity securities	29,843	26,905
Premium and other receivables	17,865	16,044
Other current assets	5,795	5,281

Total current assets	60,029	55,617
Long-term investments	6,983	6,437
Property and equipment, net	4,359	4,316
Goodwill and other intangible assets	35,590	34,698
Other noncurrent assets	1,967	1,687

Total assets	$108,928	$102,755

Liabilities and equity
Liabilities
Current liabilities:
Medical claims payable	$16,111	$15,596
Short-term borrowings	225	265
Current portion of long-term debt	1,649	1,500
Other current liabilities	23,806	22,335

Total current liabilities	41,791	39,696
Long-term debt, less current portion	23,246	22,349
Other noncurrent liabilities	4,486	4,380

Total liabilities	69,523	66,425

Total shareholders’ equity	39,306	36,243
Noncontrolling interests	99	87

Total equity	39,405	36,330

Total liabilities and equity	$108,928	$102,755

Elevance Health

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In millions)	Twelve Months Ended December 31
	2023	2022
Operating activities
Net income	$5,991	$5,888
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,745	1,675
Share-based compensation	289	264
Changes in operating assets and liabilities	(534)	423
Other non-cash items	570	149

Net cash provided by operating activities	8,061	8,399
Investing activities
Purchases of investments, net of sales and maturities	(2,700)	(2,338)
Purchases of subsidiaries, net of cash acquired	(1,552)	(649)
Purchases of property and equipment	(1,296)	(1,152)
Other, net	(24)	(421)

Net cash used in investing activities	(5,572)	(4,560)
Financing activities
Net change in short-term and long-term borrowings	626	862
Repurchase and retirement of common stock	(2,676)	(2,316)
Cash dividends	(1,395)	(1,229)
Other, net	96	1,365

Net cash used in financing activities	(3,349)	(1,318)
Effect of foreign exchange rates on cash and cash equivalents	(1)	(14)

Change in cash and cash equivalents	(861)	2,507
Cash and cash equivalents at beginning of period	7,387	4,880

Cash and cash equivalents at end of period	$6,526	$7,387

REPORTABLE SEGMENTS

Elevance Health has four reportable segments: Health Benefits (comprised of Individual, Employer Group risk-based, Employer Group fee-based, BlueCard, Medicare, Medicaid, and Federal Health Products & Services businesses); CarelonRx; Carelon Services; and Corporate & Other (comprised of businesses that do not individually meet the quantitative thresholds for an operating division as well as corporate expenses not allocated to our other reportable segments).

Elevance Health

Reportable Segment Highlight Details

(Unaudited)

(In millions)	Three Months Ended December 31				Twelve Months Ended December 31
	2023	2022	Change		2023	2022	Change
Operating Revenue
Health Benefits	$36,547	$34,996	4.4%		$148,571	$138,484	7.3%
Carelon[2,4]	12,401	10,865	14.1%		47,982	41,386	15.9%
Corporate & Other[4]	181	58	212.1%		479	399	20.1%
Eliminations[4]	(6,675)	(6,252)	6.8%		(26,823)	(24,609)	9.0%

Total Operating Revenue[1]	$42,454	$39,667	7.0%		$170,209	$155,660	9.3%

Operating Gain (Loss)
Health Benefits[3,4]	$767	$785	(2.3)%		$6,888	$6,022	14.4%
Carelon[2,3,4]	592	514	15.2%		2,655	2,403	10.5%
Corporate & Other[1,3,4]	(75)	(40)	NM	[5]	(1,044)	(142)	NM	[5]

Total Operating Gain[1]	$1,284	$1,259	2.0%		$8,499	$8,283	2.6%

Operating Margin
Health Benefits	2.1%	2.2%	(10	)bp	4.6%	4.3%	30	bp
Carelon	4.8%	4.7%	10	bp	5.5%	5.8%	(30	)bp
Total Operating Margin1	3.0%	3.2%	(20	)bp	5.0%	5.3%	(30	)bp

1.	See “Basis of Presentation” on page 5 herein.
2.

Operating Revenue and Operating Gain for Carelon for the three months ended December 31, 2023 included $8,827 and $490 for CarelonRx; and $3,574 and $102 for Carelon Services, respectively. Operating Revenue and Operating Gain for Carelon for the three months ended December 31, 2022 included $7,523 and $475 for CarelonRx; and $3,342 and $39 for Carelon Services, respectively. Operating Revenue and Operating Gain for Carelon for the twelve months ended December 31, 2023 included $33,835 and $1,975 for CarelonRx; and $14,147 and $680 for Carelon Services, respectively. Operating Revenue and Operating Gain for Carelon for the twelve months ended December 31, 2022 included $28,526 and $1,868 for CarelonRx; and $12,860 and $535 for Carelon Services, respectively.

3.

Operating Gain for the three and twelve months ended December 31, 2023 and December 31, 2022 included items adjusted out of adjusted shareholders’ net income. See “GAAP Reconciliation” on page 13 and 14 herein.

4.

Operating Revenue and Operating Gain for the three and twelve months ended December 31, 2022 are restated for the realignment of Carelon Global Solutions. For the three and twelve months ended December 31, 2022, $150 and $583 of Operating Revenue was realigned to Carelon Services, $160 and $618 of Operating Revenue was realigned away from the Corporate & Other segment, and $10 and $35 of Operating Revenue were realigned to Eliminations. For the three and twelve months ended December 31, 2022, $22 and $80 of Operating Gain was realigned to Carelon Services, $10 and $39 of Operating Gain was realigned away from the Health Benefits segment, and $12 and $41 of Operating Gain was realigned away from Corporate & Other. For the three months ended September 30, 2023, $135 of Operating Revenue was realigned to Carelon Services, $147 of Operating Revenue was realigned away from the Corporate & Other segment, and $12 of Operating Revenue were realigned to Eliminations. For the three months ended September 30, 2023, $19 of Operating Gain was realigned to Carelon Services, $13 of Operating Gain was realigned away from the Health Benefits segment, and $6 was realigned away from Corporate & Other.

5.	“NM” = calculation not meaningful.

Elevance Health

Reconciliation of Medical Claims Payable

	Years Ended December 31
	2023	2022	2021
(In millions)	(Unaudited)
Gross medical claims payable, beginning of year	$15,348	$13,282	$11,135
Ceded medical claims payable, beginning of year	(6)	(21)	(46)

Net medical claims payable, beginning of year	15,342	13,261	11,089

Business combinations and purchase adjustments	—	133	420
Net incurred medical claims:
Current year	121,798	113,414	100,440
Prior years redundancies[1]	(1,571)	(869)	(1,703)

Total net incurred medical claims	120,227	112,545	98,737

Net payments attributable to:
Current year medical claims	107,146	98,997	88,156
Prior years medical claims	12,565	11,600	8,829

Total net payments	119,711	110,597	96,985

Net medical claims payable, end of year	15,858	15,342	13,261
Ceded medical claims payable, end of year	7	6	21

Gross medical claims payable, end of year[2]	$15,865	$15,348	$13,282

Current year medical claims paid as a percentage of current year net incurred medical claims	88.0%	87.3%	87.8%
Prior year redundancies in the current year as a percentage of prior year net medical claims payable less prior year redundancies in the current year	11.4%	7.0%	18.1%
Prior year redundancies in the current year as a percentage of prior year net incurred medical claims	1.4%	0.9%	2.2%

1.	Negative amounts reported for net incurred medical claims related to prior years result from claims being settled for amounts less than originally estimated.
2.	Excludes insurance lines other than short duration.

Elevance Health

GAAP Reconciliation

(Unaudited)

This document references non-GAAP measures, including “Adjusted Shareholders’ Net Income,” “Adjusted Shareholders’ Net Income Per Share,” “Adjusted EPS”, “Adjusted Operating Gain”, “Adjusted Operating Expense” and “Adjusted Operating Expense Ratio”, which are non-GAAP measures. These non-GAAP measures are intended to aid investors when comparing Elevance Health’s financial results among periods and are not intended to be alternatives to any measure calculated in accordance with GAAP. Reconciliations of these non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP are available below. In addition to these non-GAAP measures, references are made to the measures “Operating Revenue” and “Operating Gain/Loss,” “Operating Margin” and “Adjusted EPS”. Operating revenue and operating gain/loss are the key measures used by management to evaluate performance in each of its reporting segments, allocate resources, set incentive compensation targets and to forecast future operating performance. Operating gain/loss is calculated as total operating revenue less benefit expense, cost of products sold and operating expense. It does not include net investment income, net gains/losses on financial instruments, interest expense, amortization of other intangible assets and gains/losses on extinguishment of debt or income taxes, as these items are managed in a corporate shared service environment and are not the responsibility of operating segment management. Each of these measures is provided to further aid investors in understanding and analyzing Elevance Health’s operating and financial results. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein. A reconciliation of the non-GAAP measures to the most directly comparable measures calculated in accordance with GAAP, together with a reconciliation of reportable segments operating gain to income before income tax expense, is reported below. Prior amounts may be grouped differently to conform to current presentation.Net adjustment items per share may not sum due to rounding. A reconciliation of Operating Revenue to Total Revenue is set forth in the Consolidated Statements of Income herein.

	Three Months Ended December 31			Twelve Months Ended December 31
(In millions, except per share data)	2023	2022	Change	2023	2022	Change
Shareholders’ net income - As reported	$856	$949	(9.8)%	$5,987	$6,025	(0.6)%
Impact of Accounting Standards Update 2018-12 Adoption	—	(84)		—	(131)
Shareholders’ net income - Restated	$856	$865	(1.0)%	$5,987	$5,894	1.6%
Add / (Subtract):
Net losses on financial instruments	336	111		694	550
Amortization of other intangible assets	217	247		885	767
Transaction and integration related costs	59	36		213	72
Business optimization charges	22	39		719	39
Litigation expenses	1	1		6	12
BCBSA litigation settlement	(8)	(20)		(8)	(44)
Tax impact of non-GAAP adjustments	(158)	(102)		(628)	(363)

Net adjustment items	469	312		1,881	1,033

Adjusted shareholders’ net income	$1,325	$1,177	12.6%	$7,868	$6,927	13.6%

Shareholders’ earnings per diluted share - As reported	$3.63	$3.93	(7.6)%	$25.22	$24.81	1.7%
Impact of Accounting Standards Update 2018-12 Adoption	—	(0.34)		—	(0.53)
Shareholders’ earnings per diluted share - Restated	3.63	3.59	1.1%	25.22	24.28	3.9%
Add / (Subtract):
Net losses on financial instruments	1.42	0.46		2.92	2.27
Amortization of other intangible assets	0.92	1.02		3.73	3.16
Transaction and integration related costs	0.25	0.15		0.90	0.30
Business optimization charges	0.09	0.16		3.03	0.16
Litigation expenses	—	—		0.03	0.05
BCBSA litigation settlement	(0.03)	(0.08)		(0.03)	(0.18)
Tax impact of non-GAAP adjustments	(0.67)	(0.42)		(2.65)	(1.50)

Net adjustment items	1.99	1.29		7.92	4.25

Adjusted shareholders’ earnings per diluted share	$5.62	$4.88	15.2%	$33.14	$28.53	16.2%

Elevance Health

GAAP Reconciliation

(Unaudited)

	Three Months Ended December 31				Twelve Months Ended December 31
(In millions)	2023	2022	Change		2023	2022	Change
Operating expense - As reported	$4,999	$4,562	9.6%		$20,087	$17,686	13.6%
Impact of Accounting Standards Update 2018-12 Adoption	—	5			—	14
Operating expense - Restated	$4,999	$4,567	9.5%		$20,087	$17,700	13.5%
Add / (Subtract):
Transaction and integration related costs	(59)	(36)			(213)	(72)
Business optimization charges	(22)	(39)			(719)	(39)
Litigation expenses	(1)	(1)			(6)	(12)
BCBSA litigation settlement	8	20			8	44

Net adjustment items	(74)	(56)			(930)	(79)

Adjusted operating expense	$4,925	$4,511	9.2%		$19,157	$17,621	8.7%

Operating revenue	$42,454	$39,667	7.0%		$170,209	$155,660	9.3%
Operating expense ratio	11.8%	11.5%	30	bp	11.8%	11.4%	40	bp
Adjusted operating expense ratio	11.6%	11.4%	20	bp	11.3%	11.3%	—	bp

	Three Months Ended December 31				Twelve Months Ended December 31
(In millions)	2023	2022	Change		2023	2022	Change
Income before income tax expense	$1,001	$1,045	(4.2)%		$7,715	$7,600	1.5%
Net investment income	(529)	(373)			(1,825)	(1,485)
Net losses on financial instruments	336	111			694	550
Interest expense	259	229			1,030	851
Amortization of other intangible assets	217	247			885	767

Reportable segments operating gain	$1,284	$1,259	2.0%		$8,499	$8,283	2.6%

Adjustment items	74	56			930	79

Reportable segments adjusted operating gain	$1,358	$1,315	3.3%		$9,429	$8,362	12.8%

	Full Year 2024 Outlook
Shareholders’ earnings per diluted share	Greater than $34.29
Add / (Subtract):
Amortization of other intangibles	$1.93
Net losses on financial instruments	$1.35
Transaction and integration related costs	$0.31
Litigation expenses	$0.03
Tax impact of non-GAAP adjustments	Approximately $(0.81)

Net adjustment items	$2.81

Adjusted shareholders’ earnings per diluted share	Greater Than $37.10

Elevance Health

Financial Guidance Summary

(Unaudited)

	Full Year 2023 Actual	Full Year 2024 Outlook
Year-End Medical Enrollment (in millions)
Fee-Based	27.1	27.4 - 27.6
Risk-Based	19.9	18.4 - 19.0

Total	47.0	45.8 - 46.6
Premium Revenue	$142.9 billion	Approximately flat
Product Revenue	$19.5 billion	Mid-single digit growth
Service Fees	$7.9 billion	Low double-digit growth

Total Operating Revenue	$170.2 billion	Flat to low-single digit growth
Benefit Expense Ratio	87.0%	87.0% +/- 50 bps
Adjusted Operating Expense Ratio	11.3%	11.1% +/- 50 bps
Adjusted Operating Gain	$9.4 billion	Greater than $10.3 billion
Other Pre-Tax Items:
Net Investment income	$1,825 million	$1,900 million
Interest Expense	($1,030) million	($1,100) million
Amortization of Intangible Assets	($885) million	($450) million

Net Pre-Tax Expense	($90) million	$350 million
Adjusted Effective Tax Rate	23.0%	22.0% - 24.0%
GAAP Diluted EPS	$25.22	Greater than $34.29
Adjusted Diluted EPS	$33.14	Greater than $37.10
Diluted Shares	237.4 million	233 - 234 million
Operating Cash Flow	$8.1 billion	Greater than $8.1 billion
Segment Level Guidance Metrics
Operating Revenue Growth Rate
Health Benefits	$148.6 billion	Approximately flat
CarelonRx	$33.8 billion	Low-single digit
Carelon Services	$14.1 billion	High-teens to low-twenties
Operating Margin vs. 2023
Health Benefits	4.6%	25 - 50 bps
CarelonRx	5.8%	40 - 60 bps
Carelon Services	4.8%	(30) - 0 bps

Forward-Looking Statements

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to: financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent required by law, we do not update or revise any forward-looking statements to reflect events or circumstances occurring after the date hereof. These risks and uncertainties include, but are not limited to: trends in healthcare costs and utilization rates; reduced enrollment; our ability to secure and implement sufficient premium rates; the impact of large scale medical emergencies, such as public health epidemics and pandemics, including COVID-19, and other catastrophes; the impact of new or changes in existing federal, state and international laws or regulations, including laws and regulations impacting healthcare, insurance, pharmacy services and other diversified products and services, or their enforcement or application; the impact of cyber-attacks or other privacy or data security incidents or breaches or our failure to comply with any privacy, data or security laws or regulations, including any investigations, claims or litigation related thereto; information technology disruptions; changes in economic and market conditions, as well as regulations that may negatively affect our liquidity and investment portfolios; competitive pressures and our ability to adapt to changes in the industry and develop and implement strategic growth opportunities; risks and uncertainties regarding Medicare and Medicaid programs, including those related to non-compliance with the complex regulations imposed thereon; our ability to maintain and achieve improvement in Centers for Medicare and Medicaid Services Star ratings and other quality scores and funding risks with respect to revenue received from participation therein; a negative change in our healthcare product mix; costs and other liabilities associated with litigation, government investigations, audits or reviews; our ability to contract with providers on cost-effective and competitive terms; failure to effectively maintain and modernize our information systems; risks associated with providing healthcare, pharmacy and other diversified products and services, including medical malpractice or professional liability claims and non-compliance by any party with the pharmacy services agreement between us and CaremarkPCS Health, L.L.C.; risks associated with mergers, acquisitions, joint ventures and strategic alliances; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; possible restrictions in the payment of dividends from our subsidiaries and increases in required minimum levels of capital; our ability to repurchase shares of our common stock and pay dividends on our common stock due to the adequacy of our cash flow and earnings and other considerations; the potential negative effect from our substantial amount of outstanding indebtedness and the risk that increased interest rates or market volatility could impact our access to or further increase the cost of financing; a downgrade in our financial strength ratings; the effects of any negative publicity related to the health benefits industry in general or us in particular; events that may negatively affect our licenses with the Blue Cross and Blue Shield Association; intense competition to attract and retain employees; risks associated with our international operations; and various laws and provisions in our governing documents that may prevent or discourage takeovers and business combinations.